Exhibit 10.v

Notice of Grant of Restricted Stock And Restricted Stock Agreement – Employee	MTS SYSTEMS CORPORATION ID: 41-0908057 14000 Technology Drive Eden Prairie, MN 55344
Alfred Richter 14000 Technology Driver Eden Prairie, MN 55344	Plan: 2006

Effective April 15, 2009, you have been granted 9,351 shares of MTS SYSTEMS CORPORATION (the Company) stock pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”), subject to restrictions on your right to transfer the Shares.

The per Share value on the date of grant is $0.00.

Restriction on Shares under this Grant will lapse with respect to the number of Shares on the dates shown below, and are subject to earlier lapse as described below:

Shares	Date Restriction Lapse
3,117	4/15/2010
3,117	4/15/2011
3,117	4/15/2012

By accepting this grant via your signature below, you and the Company agree that the Restricted Stock evidenced by this Restricted Stock Agreement is subject to the following:

A.

This Agreement and the Shares are governed by all the terms, provisions and conditions set forth in the Company’s 2006 Stock Incentive Plan and by Uniform Terms and Conditions Applicable to Restricted Stock Grants (Employee) adopted by the Board of Directors of the Company, which are incorporated herein.

B.

Neither the Plan nor this Agreement confers any right with respect to continuance of your services to the Company or any of its subsidiaries nor restricts your right to terminate services to the Company at any time.

C.	All restrictions shall lapse upon or immediately prior to the occurrence of a Change in Control as set forth in the Uniform Terms and Conditions Applicable to Restricted Stock Grants (Employee).
D.

The Company may amend or terminate the Plan and this Agreement at any time, provided that no such action shall impair any rights that have accrued at the time of amendment or termination without your consent.

MTS SYSTEMS CORPORATION	Date

EMPLOYEE	Date

Please sign and date and return to:

Mr. Matt Eich

MTS Systems Corporation

14000 Technology Drive, MS125

Eden Prairie, MN 55344